SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 29, 2003

Crown Cork & Seal Company, Inc.
(Exact name of Registrant as specified in its charter)

Pennsylvania	1-2227	23-1526444
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On January 29, 2003, Crown Cork & Seal Company, Inc. (the “Company”) issued a press release announcing its results for the fourth quarter and year ended December 31, 2002 as well as the details of a comprehensive refinancing plan. The plan consists of a $550 million first lien revolving credit facility, a $500 million first lien term loan B facility, the issuance of $1.75 billion in senior secured second and third lien notes and the receipt of gross proceeds from the issuance of convertible notes and debt for equity exchanges in an aggregate amount of $325 million. The senior secured second and third lien notes and the convertible notes are expected to be issued in a private placement and resold by the initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933. A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Attached as Exhibit 99.2 to the report are selected portions of information that the Company expects to disclose to prospective investors in connection with the refinancing plan.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this filing consists of forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this filing or the actual results of operations or financial condition of the Company to differ include, without limitation, that the Company’s cash flow and debt levels may vary depending upon actual performance, changes in cash requirements and other conditions, the Company’s ability to improve productivity, control costs, reduce working capital and improve pricing and margins, the adequacy of reserves for asbestos related liabilities and the impact of the Pennsylvania legislation (and litigation challenging that legislation), regarding asbestos-related liabilities for merger successors on those reserves, the collectibility of receivables, pension plan funding levels, the outcome of the Company’s 2002 audit, including the prospect of a going concern qualification in the audit opinion and its consequences if the refinancing plan is not completed, and that the refinancing plan is subject to a number of conditions and approvals and the final terms may vary substantially as a result of market and other conditions. There can be no assurance that the refinancing plan will be completed as described or at all. Other important factors are discussed under the caption “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and in subsequent filings. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated January 29, 2003.

99.2	Selected portions of information that the Company expects to disclose to prospective investors in connection with the refinancing plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ THOMAS A. KELLY
Name: Thomas A. Kelly Title: Vice President and Controller

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated January 29, 2003.

99.2	Selected portions of information that the Company expects to disclose to prospective investors in connection with the refinancing plan.